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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



We consent to the incorporation by reference in Registration Statement No. 333-20417, Registration Statement No. 333-30858, and Registration Statement No. 333-53038, all on Form S-4, Registration Statement No. 33-92060, Registration Statement No. 333-52653, Registration Statement No. 333-59360, and Registration Statement No. 333-59378, all on Form S-8, of our report dated January 22, 2002, with respect to the consolidated financial statements of Park National Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.


                                           /S/ Ernst & Young, LLP


Columbus, Ohio
March 22, 2002